As filed with the Securities and Exchange Commission on June 15, 2023

Registration No. 333-121196

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MSA SAFETY INCORPORATED

(Exact name of Registrant as specified in its charter)

PENNSYLVANIA	46-4914539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 CRANBERRY WOODS DRIVE CRANBERRY TOWNSHIP, PENNSYLVANIA	16066
(Address of principal executive offices)	(Zip Code)

MSA RETIREMENT SAVINGS PLAN

(Full title of the plan)

Stephanie Sciullo, Esq.

MSA Safety Incorporated

1000 Cranberry Woods Drive

Cranberry Township, Pennsylvania 16066

(Name and address of agent for service)

724-776-8600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-121196) (the “Registration Statement”) of MSA Safety Incorporated, a Pennsylvania corporation (the “Registrant”), and is being filed in order to deregister any securities registered that remain unsold or unissued under the MSA Retirement Savings Plan, and to terminate the Registration Statement as to such securities. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statement which are issuable pursuant to the MSA Retirement Savings Plan and remain unsold as of the date of the filing of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranberry Township, Commonwealth of Pennsylvania, on June 15, 2023.

MSA SAFETY INCORPORATED

By	/s/ Lee B, McChesney
Lee B. McChesney
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 2 in reliance upon Rule 478 under the Securities Act of 1933.